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                                                                    Exhibit 23.2


Consent of Independent Auditors
-------------------------------


The Board of Directors
Internet Capital Group, Inc.

We consent to incorporation by reference in the Registration Statements (No.33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499, 333-75501,
and 333-86777) on Form S-8 and in the Registration Statements (No. 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. of our report dated February 21, 2001 except as to note 21, which is as of March 8, 2001, relating to the consolidated balance sheets of Internet Capital Group, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, cash flows, stockholders' equity and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the annual report on Form 10-K of Safeguard Scientifics, Inc.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 30, 2001